Exhibit 5.2

CHAPOTON | SANDERS | SCARBOROUGH LLP

June 3, 2020
TRI Pointe Group, Inc.
19540 Jamboree Road, Suite 300
Irvine, California 92612
(949) 438-1400
Re: TRI Pointe Group, Inc.; Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as special Texas counsel to Trendmaker Homes, Inc., a Texas corporation (“THI”), Trendmaker Homes Holdings, L.L.C., a Texas limited liability company (“THH”), and Trendmaker Homes DFW, L.L.C., a Texas limited liability company (“THDFW”, and each of THI, THH and THDFW sometimes referred to herein as a “Texas Guarantor” and collectively as the “Texas Guarantors”), in connection with the Registration Statement on Form S-3 filed on June 3, 2020 (the “Registration Statement”) by TRI Pointe Group, Inc., a Delaware corporation (the “Company”), and certain direct and indirect wholly-owned subsidiaries of the Company listed as Additional Registrants thereto, including the Texas Guarantors (collectively, the “Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the sale and offering by the Company from time to time, pursuant to Rule 415 promulgated under the Securities Act, of an indeterminate aggregate initial offering price or number of the Company’s debt securities, common stock, preferred stock, warrants, depositary shares, or purchase contracts and guarantees of its debt securities, or units of any of those securities with other of such securities.
Any debt securities to be issued pursuant to the Registration Statement (the “Debt Securities”) will be issued under an indenture dated May 23, 2016, entered into among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”), in the form attached to the Registration Statement as Exhibit 4.9 (the “Base Indenture”), and, if applicable, one or more supplemental indentures thereto (collectively with the Base Indenture, the “Indenture”), and will be guaranteed by the Guarantors (the “Guarantees”).
We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:
1.The Registration Statement;
2.The Base Indenture;

952 ECHO LANE I SUITE 380 I HOUSTON, TEXAS 77024 I MAIN 713.357.9710 I FAX 713.357.9690

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3.The Articles of Incorporation and Bylaws of THI, as amended and/or restated as of the date hereof (collectively, the “THI Organizational Documents”);
4.The Certificate of Formation and Second Amended and Restated Company Agreement of THH, as amended and/or restated as of the date hereof (collectively, the “THH Organizational Documents”);
5.The Certificate of Formation and First Amended and Restated Company Agreement of THDFW, as amended and/or restated as of the date hereof (collectively, the “THDFW Organizational Documents”, and the THI Organizational Documents, THH Organizational Documents and THDFW Organizational Documents collectively referred to herein as the “Organizational Documents”);
6.A certificate issued by the Secretary of State of the State of Texas as of April 29, 2020, confirming the valid existence of THI;
7.A certificate issued by the Secretary of State of the State of Texas as of April 29, 2020, confirming the valid existence of THH;
8.A certificate issued by the Secretary of State of the State of Texas as of April 29, 2020, confirming the valid existence of THDFW;
9.Online evidence from the website of the Texas Comptroller of Public Accounts as of June 1, 2020, confirming the good standing of THI;
10.Online evidence from the website of the Texas Comptroller of Public Accounts as of June 1, 2020, confirming the good standing of THH;
11.Online evidence from the website of the Texas Comptroller of Public Accounts as of June 1, 2020, confirming the good standing of THDFW;
12.Copy of an Action by Unanimous Written Consent of the Board of Directors of THI, adopting resolutions authorizing and approving the execution and delivery of the Transaction Documents (hereafter defined) to which THI is a party;
13.Copy of an Action by Joint Unanimous Written Consent of the Sole Member and Manager of THH and THDFW, adopting resolutions authorizing and approving the execution and delivery of the Transaction Documents to which each of THH and THDFW is a party; and
14.Such other documents, corporate records, certificates of officers of the Company and the Texas Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.
The documents and instruments referred to in (1) and (2) above are collectively called the “Transaction Documents.”

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In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Texas Guarantor and others.

We have also assumed, with your permission that with respect to all parties to agreements or instruments relevant hereto, the terms and conditions of the Transaction Documents have not been amended, modified or supplemented by any other written agreement of the parties or written waiver of any of the material provisions of the Transaction Documents.
In basing the opinions set forth in this opinion on “our knowledge,” the words “our knowledge” signify that, in the course of our representation of the Texas Guarantors, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. Except as otherwise expressly stated in this opinion, we have undertaken no investigation or verification of such matters. Further, the words “our knowledge” as used in this opinion are intended to be limited to the actual knowledge of the attorneys within this firm who have been involved in representing the Texas Guarantors in any capacity including, but not limited to, in connection with the transactions contemplated by the Transaction Documents. We have no reason to believe that any of the documents on which we have relied contain matters which, or the assumptions contained herein, are untrue or contrary to known facts.
Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.THI has been duly organized and is a validly existing corporation in good standing under the laws of the State of Texas. THH has been duly organized and is a validly existing limited liability company in good standing under the laws of the State of Texas. THDFW has been duly organized and is a validly existing limited liability company in good standing under the laws of the State of Texas.

2.The execution and filing of the Registration Statement with the Commission has been duly authorized by all necessary corporate or limited liability company action on the part of each Texas Guarantor.

3.Each of the Texas Guarantors has the requisite corporate or limited liability company power and authority to authorize the form and terms of, and the performance, issuance and sale by such Texas Guarantor of, a Guarantee (and, if relevant, the execution and delivery of such Guarantee or any notation of such Guarantee) of any series of Debt Securities issued under the Indenture as contemplated by the Registration Statement, and to perform its respective obligations thereunder.

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4.The execution, delivery and performance of the Indenture and the issuance and sale of any Guarantee by each Texas Guarantor will be duly authorized by all necessary corporate or limited liability company action when (i) the specific terms of a particular series of Debt Securities and related Guarantees have been duly established in accordance with the terms of the Indenture and authorized by all necessary corporate, limited partnership or limited liability company action, as applicable, of the Company and the applicable Guarantors, and (ii) the series of Debt Securities to which the Guarantees relate shall have been duly issued by the Company.

5.The execution, delivery and performance by each Texas Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by each Texas Guarantor of the Indenture and the Guarantee will not (A) contravene or violate the Organizational Documents of any of the Texas Guarantors, or any law, rule or regulation applicable to the Texas Guarantors or (B) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

For purposes of our opinion, we have assumed that at the time of issuance, sale and delivery of any Guarantee, (i) the Registration Statement and any supplements and amendments thereto will be effective and will comply with all applicable laws; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Debt Securities and the Guarantees offered thereby and will comply with all applicable laws; (iii) any Debt Securities and Guarantees will be issued and sold in the manner stated in the Registration Statement and the prospectus supplement relating thereto; (iv) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statement of Eligibility on Form T-1 shall have been properly filed with the Commission; (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Debt Securities and Guarantees offered or issued will have been duly authorized by all necessary corporate or limited liability company action of the Company and the applicable Guarantors and duly executed and delivered by the Company, the applicable Guarantors and the other parties thereto; (vi) the execution, delivery and performance by each Texas Guarantor of a supplemental indenture or notation of Guarantee creating the form and terms of such Guarantee and the performance by each Texas Guarantor of the Indenture and the Guarantee will not result in a default under or breach of any agreement or instrument binding upon any Texas Guarantor, or any order, judgment or decree of any court or governmental authority applicable to the Texas Guarantor; (vii) the authorization by the Texas Guarantors of the transactions described above and the instruments, agreements and other documents entered into or to be entered into by the Texas Guarantors, as described above, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, binding character or enforceability of any such instruments, agreements or other documents; (viii) the Indenture will not have been modified or amended (other than by a supplemental indenture establishing the form and terms of the Debt Securities of any series

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and, if applicable, creating the form and terms of any related Guarantee); and (ix) the Organizational Documents of the Texas Guarantors and the resolutions of the board of directors and/or managers of the Texas Guarantors, each as currently in effect, will not have been modified or amended and will be in full force and effect.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Texas (including the federal laws of the United States of America), or the local laws, ordinances or rules of any municipality, county or political subdivision of the State of Texas, or the effect any such laws may have on the matters set forth herein, nor do we express any opinion as to the validity, enforceability or scope of, or limitations on, any provisions relating to rights to indemnification or contribution. These opinions are limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinions as expressed in this letter are rendered as of the date hereof and are based on existing law which is subject to change. We express no opinion as to circumstances or events which may occur subsequent to the date hereof. We express no opinion as to the enforceability of the Registration Statement, the Indenture, the Debt Securities or the Guarantees.
In rendering our opinions in paragraph 1 above as to the good standing of each Texas Guarantor in Texas, we have relied solely upon a Statement of Franchise Tax Account Status dated as of June 1, 2020, obtained through the website of the Office of the Comptroller of Public Accounts of Texas, which statement expressly states that, as of the date thereof, the right of each Texas Guarantor to transact business in Texas is “active”. We note that effective as of May 5, 2013, the Comptroller’s Office changed its procedure so that the terms “good standing” and “active” now mean that a relevant taxable entity’s right to transact business in Texas has not been forfeited by the Comptroller’s Office because of the entity’s failure to file franchise tax reports or pay franchise taxes; prior to this change in procedure, the term “good standing” meant that all franchise tax filing requirements had been met and no franchise tax was due.

Our opinion is furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, may be relied upon by you and by persons entitled to rely upon them pursuant to the applicable provisions of the Securities Act but, except as set forth in the next paragraph, may not otherwise be used, quoted or referred to by or filed with any other person or entity without prior written permission.
We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. We further consent to the reliance on this opinion by Gibson, Dunn & Crutcher LLP for the purpose of delivering its opinion to be filed as Exhibit 5.1 to the Registration Statement, as to the enforceability

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of the Registration Statement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Chapoton Sanders Scarborough LLP